i thinExhibit 99.1

WHITNEY HOLDING CORPORATION
228 ST. CHARLES AVENUE
NEW ORLEANS, LA  70130
www.whitneybank.com

NEWS RELEASE

CONTACT:	Thomas L. Callicutt, Jr.	FOR IMMEDIATE RELEASE
	Trisha Voltz Carlson	July 24, 2007
504/299-5208
tcarlson@whitneybank.com

WHITNEY REPORTS SECOND QUARTER 2007 EARNINGS
New Orleans, Louisiana.  Whitney Holding Corporation (NASDAQ—WTNY) earned $35.1 million in the quarter ended June 30, 2007, compared with net income of $39.4 million for the second quarter of 2006.  Earnings were $.51 per diluted share in 2007’s second quarter, compared to $.60 for the year-earlier period.  For the first six months of 2007, Whitney earned $72.0 million, or $1.06 per diluted share, compared with net income of $75.6 million for the first half of 2006, or $1.16 per diluted share.
“Last year at this time, earnings were favorably impacted by the high level of lower-cost deposit balances that we held in the months following Hurricanes Katrina and Rita,” said William L. Marks, Chairman and Chief Executive Officer.  “Earnings for 2007 have been impacted by the expected reduction in those deposit balances and post-storm expense pressures, as well as margin contraction in the current economic environment.”  John C. Hope III, President and Chief Operating Officer, said, “We are addressing these challenges and others within the process of updating our strategic plan with the continuing goal of adding long-term value.  As I previously stated, we will have the opportunity during this planning process to evaluate our current strategies while implementing new ones.  In fact, we have already begun to address our level of expense with changes made to employee benefit programs and awards under share-based management incentive programs.  As changes are made, they will be measured ones implemented over time, as we continue to operate under the principles that have served this company well – soundness, profitability and growth, in that order of priority.”
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The Company’s financial information includes the results from acquired operations since their acquisition dates.  Whitney completed its acquisition of Signature Financial Holdings, Inc. (“Signature”), the parent of Signature Bank, headquartered in St. Petersburg, Florida, on March 2, 2007, in a transaction valued at approximately $61 million.  Signature shareholders received $13 million in cash and the remainder in Whitney stock totaling 1.49 million shares.
HIGHLIGHTS OF SECOND QUARTER FINANCIAL RESULTS
Loans and Earning Assets
Total loans at the end of the second quarter of 2007 were up 7%, or $508 million, from the end of the second quarter of 2006, with approximately 3%, or $215 million, associated with the operations acquired with Signature.  The organic loan growth between these periods was supported by economic and market conditions in Texas, Alabama and Whitney’s Louisiana markets outside the metropolitan New Orleans area.  At June 30, 2007, loans serviced by Houston-based bankers had grown to over $1 billion.  Over half of the organic growth was from commercial relationships other than real estate financing.  A decrease of approximately $100 million in loans serviced from Florida operations was not unexpected in light of market conditions that are restraining the pace of new real estate project financing in Florida.
Loans, including loans held for sale, comprised 76% of average earning assets in the second quarter of 2007 compared to 71% in the year-earlier period.  Whitney had initially placed a significant portion of the funds from the deposit build-up following the 2005 hurricanes in short-term investments, which totaled $1.1 billion on average in the second quarter of 2006, or $617 million higher than in the second quarter of 2007.
Deposits and Funding
Total deposits at June 30, 2007 were down 1%, or $111 million, compared to a year earlier.  The initial addition of $210 million in deposits from the Signature acquisition was more than offset by an anticipated reduction in the post-storm deposit accumulation which peaked around the end of the first quarter of 2006.
  Average deposits in the second quarter of 2007 were down 4%, or $311 million, compared to the second quarter of 2006.  Compared to the first quarter of 2007, average deposits increased 3%, or $258 million, in 2007’s second quarter, with approximately half from acquired deposits.   Whitney was also able to attract new deposits in certain parts of its market area where banking relationships were disrupted by mergers of competitors.
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Average noninterest-bearing deposits funded approximately 28% of average earning assets in the second quarter of 2007, and the percentage of funding from all noninterest-bearing sources was 33% for the period.  These percentages, while down from 33% and 36%, respectively, in the second quarter of 2006, are comparable to or slightly above pre-storm levels.  Higher-cost interest-bearing funds, which include time deposits and borrowings, funded 34% of average assets in 2007’s second quarter, compared to 28% in the year-earlier period, and up somewhat from pre-storm levels.  This reflects a number of factors including the relative attractiveness of rates on these deposit products in response to higher market rates and increased use of the Company’s treasury-management deposit products by commercial customers with excess liquidity.   In addition, $150 million in long-term subordinated debt was issued in late March 2007 to augment regulatory capital and enhance Whitney’s capacity for future growth.
Net Interest Income
Whitney’s net interest income (TE) for the second quarter of 2007 decreased $4.4 million, or 4%, from the second quarter of 2006.  The net interest margin (TE) was 4.91% for the second quarter of 2007, down 18 basis points from the year-earlier period.  Average earning assets were stable between these periods, although there was a favorable shift in the mix of assets.  The overall yield on earning assets increased 45 basis points from the second quarter of 2006, mainly reflecting the shift in asset mix and some rise between these periods in benchmark rates for the large variable-rate segment of Whitney’s loan portfolio. The cost of funds increased 63 basis points between the second quarters of 2006 and 2007 in response to the shift in the funding mix toward higher-cost sources as well as continued pressure from competitive market rates.
Net interest income (TE) for the second quarter of 2007 was up $2.0 million, or 2%, from the first quarter of 2007, with approximately half of this increase related to the additional day in the current period.  Average earning assets increased 4% between these periods, mainly reflecting the Signature acquisition, while the net interest margin declined by 17 basis points, largely as a result of a shift in the funding mix, including an estimated 8 basis points related to the subordinated debt issue in late March 2007.
Provision for Credit Losses and Credit Quality
Whitney made no provision for credit losses in the second quarter of 2007, compared to a $.8 million provision in the second quarter of 2006.  Loan charge-offs, net of recoveries, totaled $2.3 million in 2007’s second quarter, or .13% of average loans on an annualized basis.  This compared to net charge-offs of $12.4 million in the second quarter of 2006, which included the
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$12.3 million charge-off of one storm-impacted commercial relationship.  The total of loans criticized through the Company’s credit risk-rating process decreased $23 million from March 31, 2007 through the end of the second quarter of 2007, although nonperforming loans increased $3.5 million over this same period.
Noninterest Income
Noninterest income increased 13%, or $2.9 million, from the second quarter of 2006, with improvement noted in most recurring revenue sources.  Deposit service charge income in the second quarter of 2007 was up 9%, or $.6 million.  Some improved pricing was effective in the second quarter of 2007 and Whitney’s ability to generate deposit service charges had been limited in the second quarter of 2006 by the lingering post-storm deposit build-up.  Bank card fees, both credit and debit cards, increased a combined 7%, or $.3 million, in the second quarter of 2007.  The addition of trust business from acquired operations, ongoing customer development efforts and generally favorable market conditions helped increase trust service fees by 18%, or $.5 million, for the second quarter of 2007.  Fees from investment services and insurance brokerage operations in the second quarter of 2007 also compared favorably to the year-earlier period.
Whitney recognized net gains on sales of and other revenue from foreclosed assets totaling $1.2 million in the second quarter of 2007, an increase of $.9 million from the total recognized in the second quarter of 2006.  The settlement of a pension liability from an acquired entity produced a gain of $.5 million in the second quarter of 2007.  These revenue items were included in the totals for other noninterest income.
Noninterest income for the second quarter of 2007 was stable with the first quarter of 2007.   Most recurring revenue sources again showed improved results between these periods, led by a 7%, or $.5 million, increase in deposit service fees and a 12%, or $.4 million, increase in bank card fees.  These improvements and the pension settlement gain noted earlier were offset by a $1.9 million decrease in gains and other revenue from foreclosed assets.
Noninterest Expense
Noninterest expense in the second quarter of 2007 increased 7%, or $5.7 million, from 2006’s second quarter.  Incremental operating costs associated with Signature totaled approximately $1.8 million in the second quarter of 2007, and the amortization of intangibles acquired in this transaction added another $.5 million to expense for the current year’s second quarter.
Whitney’s personnel expense increased 11%, or $4.8 million, in total, in the second quarter of 2007, including $.9 million for Signature’s operations.  Employee compensation was up 14%, or
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$5.1 million, compared to the second quarter of 2006, while the cost of employee benefits decreased by 3%, or $.3 million.  Excluding the impact of acquisitions, the average full-time equivalent staff level was higher by approximately 2% in the second quarter of 2007, mainly reflecting temporary storm-related attrition in the year-earlier period.  Current period compensation was also impacted by salary scale adjustments needed to address post-storm changes in the cost of living in impacted areas and increased competition for limited labor resources.  Compensation associated with management incentive programs increased $1.8 million in the second quarter of 2007, mainly related to the cost of share-based incentives.  During the first quarter of 2007, the Company amended its postretirement health and life insurance benefit plans to eliminate the benefit for most employees and freeze benefit levels for remaining participants.  The impact of this amendment reduced employee benefits expense by $.7 million compared to the second quarter of 2006.
The total of all other noninterest expense unrelated to personnel increased a net $.9 million, or 2%, compared to the second quarter of 2006.

Whitney Holding Corporation, through its banking subsidiary Whitney National Bank, serves the five-state Gulf Coast region stretching from Houston, Texas; across southern Louisiana and the coastal region of Mississippi; to central and south Alabama; the panhandle of Florida; and the Tampa Bay metropolitan area of Florida.
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Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements provide projections of results of operations or of financial condition or state other forward-looking information, such as expectations about future conditions and descriptions of plans and strategies for the future.  The forward-looking statements made in this release include, but may not be limited to, comments on expense levels for retirement benefits and share-based management incentives.
Whitney’s ability to accurately project results or predict the effects of future plans or strategies is inherently limited.  Although Whitney believes that the expectations reflected in its forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements.  Factors that could cause actual results to differ from those expressed in the Company’s forward-looking statements include, but are not limited to, those outlined in Whitney’s filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov).
    You are cautioned not to place undue reliance on these forward-looking statements.  Whitney does not intend, and undertakes no obligation, to update or revise any forward-looking statements, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.
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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
	Second	Second	Six Months Ended
	Quarter	Quarter	June 30
(dollars in thousands, except per share data)	2007	2006	2007	2006
INCOME DATA
Net interest income	$116,896	$121,249	$231,737	$234,486
Net interest income (tax-equivalent)	118,444	122,804	234,841	237,548
Provision for credit losses	-	760	(2,000)	2,720
Noninterest income	24,097	21,243	48,146	42,419
Net securities gains in noninterest income	-	-	-	-
Noninterest expense	88,661	82,933	175,105	162,073
Net income	35,052	39,413	72,044	75,562

QUARTER-END BALANCE SHEET DATA
Loans	$7,368,404	$6,860,746	$7,368,404	$6,860,746
Investment securities	1,910,271	1,822,119	1,910,271	1,822,119
Earning assets	9,697,723	9,489,364	9,697,723	9,489,364
Total assets	10,608,267	10,427,716	10,608,267	10,427,716
Noninterest-bearing deposits	2,736,966	3,087,502	2,736,966	3,087,502
Total deposits	8,512,778	8,623,661	8,512,778	8,623,661
Shareholders' equity	1,208,940	1,072,764	1,208,940	1,072,764

AVERAGE BALANCE SHEET DATA
Loans	$7,352,171	$6,792,224	$7,235,734	$6,652,129
Investment securities	1,848,965	1,787,210	1,838,847	1,744,575
Earning assets	9,665,684	9,665,927	9,468,389	9,458,733
Total assets	10,558,237	10,552,631	10,347,117	10,358,735
Noninterest-bearing deposits	2,743,566	3,142,496	2,734,404	3,166,671
Total deposits	8,479,666	8,790,845	8,351,475	8,667,387
Shareholders' equity	1,211,032	1,061,216	1,178,249	1,018,573

PER SHARE DATA
Earnings per share
Basic	$.52	$.61	$1.08	$1.18
Diluted	.51	.60	1.06	1.16
Cash dividends per share	$.29	$.27	$.58	$.54
Book value per share, end of period	$17.88	$16.31	$17.88	$16.31
Trading data
High sales price	$31.92	$37.26	$33.26	$37.26
Low sales price	29.69	33.80	29.07	27.27
End-of-period closing price	30.10	35.37	30.10	35.37
Trading volume	13,035,329	13,719,163	29,291,427	28,130,291

RATIOS
Return on average assets	1.33%	1.50%	1.40%	1.47%
Return on average shareholders' equity	11.61	14.90	12.33	14.96
Net interest margin	4.91	5.09	4.99	5.06
Dividend payout ratio	56.23	45.04	54.65	46.17
Average loans as a percentage of average deposits	86.70	77.26	86.64	76.75
Efficiency ratio	62.20	57.57	61.88	57.89
Allowance for loan losses as a percentage of
loans, end of period	1.02	1.18	1.02	1.18
Annualized net charge-offs (recoveries) as a
percentage of average loans	.13	.73	.06	.46
Nonperforming assets as a percentage of loans
plus foreclosed assets and surplus
property, end of period	.81	.83	.81	.83
Average shareholders' equity as a percentage
of average total assets	11.47	10.06	11.39	9.83
Leverage ratio, end of period	8.90	7.82	8.90	7.82

Tax-equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
The efficiency ratio is noninterest expense to total net interest (TE) and noninterest income (excluding securities gains and losses).

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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
QUARTERLY TRENDS
	Second	First	Fourth	Third	Second
	Quarter	Quarter	Quarter	Quarter	Quarter
(dollars in thousands, except per share data)	2007	2007	2006	2006	2006
INCOME DATA
Net interest income	$116,896	$114,841	$116,954	$119,771	$121,249
Net interest income (tax-equivalent)	118,444	116,397	118,531	121,344	122,804
Provision for credit losses	-	(2,000)	1,000	-	760
Noninterest income	24,097	24,049	21,024	21,348	21,243
Net securities gains in noninterest income	-	-	-	-	-
Noninterest expense	88,661	86,444	87,170	89,230	82,933
Net income	35,052	36,992	33,892	35,191	39,413

QUARTER-END BALANCE SHEET DATA
Loans	$7,368,404	$7,253,581	$7,050,416	$6,852,640	$6,860,746
Investment securities	1,910,271	1,849,425	1,886,093	1,980,664	1,822,119
Earning assets	9,697,723	9,674,585	9,277,554	9,203,856	9,489,364
Total assets	10,608,267	10,589,660	10,185,880	10,098,175	10,427,716
Noninterest-bearing deposits	2,736,966	2,757,885	2,947,997	2,864,705	3,087,502
Total deposits	8,512,778	8,524,235	8,433,308	8,199,700	8,623,661
Shareholders' equity	1,208,940	1,198,137	1,112,962	1,113,111	1,072,764

AVERAGE BALANCE SHEET DATA
Loans	$7,352,171	$7,118,002	$6,960,981	$6,837,875	$6,792,224
Investment securities	1,848,965	1,828,618	1,913,703	1,893,125	1,787,210
Earning assets	9,665,684	9,268,902	9,162,597	9,320,563	9,665,927
Total assets	10,558,237	10,133,651	10,039,062	10,218,601	10,552,631
Noninterest-bearing deposits	2,743,566	2,725,139	2,843,820	2,963,077	3,142,496
Total deposits	8,479,666	8,221,857	8,179,884	8,399,368	8,790,845
Shareholders' equity	1,211,032	1,145,101	1,126,915	1,095,628	1,061,216

PER SHARE DATA
Earnings per share
Basic	$.52	$.56	$.52	$.54	$.61
Diluted	.51	.55	.51	.53	.60
Cash dividends per share	$.29	$.29	$.27	$.27	$.27
Book value per share, end of period	$17.88	$17.76	$16.88	$16.90	$16.31
Trading data
High sales price	$31.92	$33.26	$35.88	$37.00	$37.26
Low sales price	29.69	29.07	31.23	34.42	33.80
End-of-period closing price	30.10	30.58	32.62	35.77	35.37
Trading volume	13,035,329	16,256,098	10,932,005	10,339,045	13,719,163

RATIOS
Return on average assets	1.33%	1.48%	1.34%	1.37%	1.50%
Return on average shareholders' equity	11.61	13.10	11.93	12.74	14.90
Net interest margin	4.91	5.08	5.14	5.17	5.09
Dividend payout ratio	56.23	53.16	52.79	50.79	45.04
Average loans as a percentage of average deposits	86.70	86.57	85.10	81.41	77.26
Efficiency ratio	62.20	61.55	62.46	62.53	57.57
Allowance for loan losses as a percentage of
loans, end of period	1.02	1.06	1.08	1.09	1.18
Annualized net charge-offs (recoveries) as a
percentage of average loans	.13	(.01)	(.02)	.27	.73
Nonperforming assets as a percentage of loans
plus foreclosed assets and surplus
property, end of period	.81	.76	.81	.80	.83
Average shareholders' equity as a percentage
of average total assets	11.47	11.30	11.23	10.72	10.06
Leverage ratio, end of period	8.90	9.02	8.76	8.35	7.82

Tax-equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
The efficiency ratio is noninterest expense to total net interest (TE) and noninterest income (excluding securities gains and losses).

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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
DAILY AVERAGE CONSOLIDATED BALANCE SHEETS
	Second	Second	Six Months Ended
	Quarter	Quarter	June 30
(dollars in thousands)	2007	2006	2007	2006
ASSETS
EARNING ASSETS
Loans	$7,352,171	$6,792,224	$7,235,734	$6,652,129
Investment securities
Securities available for sale	1,577,096	1,562,451	1,566,446	1,518,513
Securities held to maturity	271,869	224,759	272,401	226,062
Total investment securities	1,848,965	1,787,210	1,838,847	1,744,575
Federal funds sold and short-term investments	443,139	1,059,708	373,362	1,031,304
Loans held for sale	21,409	26,785	20,446	30,725
Total earning assets	9,665,684	9,665,927	9,468,389	9,458,733
NONEARNING ASSETS
Goodwill and other intangible assets	355,928	306,319	342,742	267,985
Accrued interest receivable	48,466	46,752	47,926	48,114
Other assets	566,554	626,239	566,575	675,495
Allowance for loan losses	(78,395)	(92,606)	(78,515)	(91,592)

Total assets	$10,558,237	$10,552,631	$10,347,117	$10,358,735

LIABILITIES
INTEREST-BEARING LIABILITIES
Interest-bearing deposits
NOW account deposits	$1,053,307	$1,103,044	$1,053,853	$1,097,260
Money market investment deposits	1,220,806	1,191,957	1,209,411	1,149,999
Savings deposits	940,009	1,207,309	939,592	1,195,218
Other time deposits	827,822	769,823	799,683	743,715
Time deposits $100,000 and over	1,694,156	1,376,216	1,614,532	1,314,524
Total interest-bearing deposits	5,736,100	5,648,349	5,617,071	5,500,716

Short-term borrowings	583,449	550,889	593,440	532,749
Long-term debt	168,888	19,713	103,835	18,486
Total interest-bearing liabilities	6,488,437	6,218,951	6,314,346	6,051,951
NONINTEREST-BEARING LIABILITIES
Noninterest-bearing deposits	2,743,566	3,142,496	2,734,404	3,166,671
Accrued interest payable	22,959	16,221	21,380	14,551
Other liabilities	92,243	113,747	98,738	106,989
Total liabilities	9,347,205	9,491,415	9,168,868	9,340,162
SHAREHOLDERS' EQUITY	1,211,032	1,061,216	1,178,249	1,018,573

Total liabilities and shareholders' equity	$10,558,237	$10,552,631	$10,347,117	$10,358,735

EARNING ASSETS LESS
INTEREST-BEARING LIABILITIES	$3,177,247	$3,446,976	$3,154,043	$3,406,782

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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	June 30	December 31	June 30
(dollars in thousands)	2007	2006	2006
ASSETS
Cash and due from financial institutions	$256,263	$318,165	$335,158
Federal funds sold and short-term investments	395,128	314,079	777,310
Loans held for sale	23,920	26,966	29,189
Investment securities
Securities available for sale	1,638,784	1,612,513	1,598,221
Securities held to maturity	271,487	273,580	223,898
Total investment securities	1,910,271	1,886,093	1,822,119
Loans	7,368,404	7,050,416	6,860,746
Allowance for loan losses	(75,099)	(75,927)	(80,715)
Net loans	7,293,305	6,974,489	6,780,031
Bank premises and equipment	186,589	175,109	170,956
Goodwill	331,295	291,876	292,297
Other intangible assets	22,100	23,327	28,867
Accrued interest receivable	47,505	48,130	44,640
Other assets	141,891	127,646	147,149
Total assets	$10,608,267	$10,185,880	$10,427,716

LIABILITIES
Noninterest-bearing demand deposits	$2,736,966	$2,947,997	$3,087,502
Interest-bearing deposits	5,775,812	5,485,311	5,536,159
Total deposits	8,512,778	8,433,308	8,623,661

Short-term borrowings	594,257	499,533	573,924
Long-term debt	168,819	17,394	17,682
Accrued interest payable	24,199	17,940	14,531
Other liabilities	99,274	104,743	125,154
Total liabilities	9,399,327	9,072,918	9,354,952
SHAREHOLDERS' EQUITY
Common stock, no par value	2,800	2,800	2,800
Capital surplus	399,307	343,697	334,915
Retained earnings	846,037	812,644	779,328
Accumulated other comprehensive income	(39,177)	(41,015)	(36,977)
Treasury stock at cost	(27)	(5,164)	(7,302)
Total shareholders' equity	1,208,940	1,112,962	1,072,764
Total liabilities and shareholders' equity	$10,608,267	$10,185,880	$10,427,716

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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
	Second	Second	Six Months Ended
	Quarter	Quarter	June 30
(dollars in thousands, except per share data)	2007	2006	2007	2006
INTEREST INCOME
Interest and fees on loans	$140,170	$124,710	$274,429	$238,160
Interest and dividends on investments	20,985	19,176	41,631	36,926
Interest on federal funds sold and
short-term investments	5,847	12,313	9,793	23,105
Total interest income	167,002	156,199	325,853	298,191
INTEREST EXPENSE
Interest on deposits	41,582	29,579	78,843	53,851
Interest on short-term borrowings	5,960	5,043	12,138	9,274
Interest on long-term debt	2,564	328	3,135	580
Total interest expense	50,106	34,950	94,116	63,705
NET INTEREST INCOME	116,896	121,249	231,737	234,486
PROVISION FOR CREDIT LOSSES	-	760	(2,000)	2,720
NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	116,896	120,489	233,737	231,766
NONINTEREST INCOME
Service charges on deposit accounts	7,578	6,965	14,668	13,482
Bank card fees	4,134	3,872	7,834	7,358
Trust service fees	3,264	2,775	6,371	5,295
Secondary mortgage market operations	1,228	1,332	2,412	2,952
Other noninterest income	7,893	6,299	16,861	13,332
Securities transactions	-	-	-	-
Total noninterest income	24,097	21,243	48,146	42,419
NONINTEREST EXPENSE
Employee compensation	40,598	35,545	79,329	70,983
Employee benefits	8,641	8,893	17,039	17,729
Total personnel	49,239	44,438	96,368	88,712
Net occupancy	8,733	6,967	16,880	12,913
Equipment and data processing	5,628	4,934	11,490	9,198
Telecommunication and postage	3,374	2,579	6,494	5,246
Corporate value and franchise taxes	2,379	2,252	4,759	4,396
Legal and other professional services	2,040	2,753	4,966	4,264
Amortization of intangibles	2,981	2,631	5,882	4,886
Other noninterest expense	14,287	16,379	28,266	32,458
Total noninterest expense	88,661	82,933	175,105	162,073
INCOME BEFORE INCOME TAXES	52,332	58,799	106,778	112,112
INCOME TAX EXPENSE	17,280	19,386	34,734	36,550

NET INCOME	$35,052	$39,413	$72,044	$75,562

EARNINGS PER SHARE
Basic	$.52	$.61	$1.08	$1.18
Diluted	.51	.60	1.06	1.16

WEIGHTED-AVERAGE
SHARES OUTSTANDING
Basic	67,238,471	64,890,893	66,667,715	63,868,697
Diluted	68,284,392	66,197,108	67,723,408	65,080,031

CASH DIVIDENDS PER SHARE	$.29	$.27	$.58	$.54

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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
SUMMARY OF INTEREST RATES (TAX-EQUIVALENT)*
	Second	First	Second	Six Months Ended
	Quarter	Quarter	Quarter	June 30
	2007	2007	2006	2007	2006
EARNING ASSETS

Loans**	7.64%	7.64%	7.35%	7.64%	7.20%
Investment securities	4.80	4.79	4.57	4.80	4.52
Federal funds sold and short-term investments	5.29	5.28	4.66	5.29	4.52
Total interest-earning assets	6.99%	7.00%	6.54%	7.00%	6.41%

INTEREST-BEARING LIABILITIES

Interest-bearing deposits
NOW account deposits	1.19%	1.14%	.66%	1.17%	.62%
Money market investment deposits	3.00	2.90	1.90	2.95	1.74
Savings deposits	.96	.96	1.03	.96	1.01
Other time deposits	3.81	3.56	2.89	3.69	2.71
Time deposits $100,000 and over	4.54	4.42	3.93	4.48	3.77
Total interest-bearing deposits	2.91	2.75	2.10	2.83	1.97

Short-term borrowings	4.10	4.15	3.67	4.12	3.51
Long-term debt	6.07	6.00	6.66	6.04	6.28
Total interest-bearing liabilities	3.10%	2.91%	2.25%	3.00%	2.12%

NET INTEREST SPREAD (tax-equivalent)
Yield on earning assets less cost of interest-
bearing liabilities	3.89%	4.09%	4.29%	4.00%	4.29%

NET INTEREST MARGIN (tax-equivalent)
Net interest income (tax-equivalent) as a
percentage of average earning assets	4.91%	5.08%	5.09%	4.99%	5.06%

COST OF FUNDS
Interest expense as a percentage of average interest-
bearing liabilities plus interest-free funds	2.08%	1.92%	1.45%	2.01%	1.35%
* Based on a 35% tax rate.
** Net of unearned income, before deducting the allowance for loan losses and including loans held for sale and loans accounted for on a nonaccrual basis.

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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
LOAN QUALITY
	Second	Second	Six Months Ended
	Quarter	Quarter	June 30
(dollars in thousands)	2007	2006	2007	2006
ALLOWANCE FOR LOAN LOSSES
Allowance at beginning of period	$76,912	$89,209	$75,927	$90,028
Allowance of acquired banks	-	2,908	2,791	2,908
Provision for credit losses	500	1,000	(1,500)	3,000
Loans charged off	(4,891)	(13,514)	(7,579)	(17,143)
Recoveries on loans previously charged off	2,578	1,112	5,460	1,922
Net loans (charged off) recovered	(2,313)	(12,402)	(2,119)	(15,221)
Allowance at end of period	$75,099	$80,715	$75,099	$80,715

Annualized net charge-offs (recoveries) as a percentage
of average loans	.13%	.73%	.06%	.46%

Annualized gross charge-offs as a percentage of
average loans	.27%	.80%	.21%	.52%

Recoveries as a percentage of gross charge-offs	52.71%	8.23%	72.04%	11.21%

Allowance for loan losses as a percentage of
loans, at end of period	1.02%	1.18%	1.02%	1.18%
RESERVE FOR LOSSES ON
UNFUNDED CREDIT COMMITMENTS
Reserve at beginning of period	$1,900	$540	$1,900	$580
Provision for credit losses	(500)	(240)	(500)	(280)
Reserve at end of period	$1,400	$300	$1,400	$300

	June 30	March 31	December 31	June 30
(dollars in thousands)	2007	2007	2006	2006
NONPERFORMING ASSETS
Loans accounted for on a nonaccrual basis	$56,787	$53,250	$55,992	$56,188
Restructured loans	-	-	-	-
Total nonperforming loans	56,787	53,250	55,992	56,188
Foreclosed assets and surplus property	2,662	1,737	800	695
Total nonperforming assets	$59,449	$54,987	$56,792	$56,883

Nonperforming assets as a percentage of loans plus
foreclosed assets and surplus property, at end of period	.81%	.76%	.81%	.83%

Allowance for loan losses as a percentage of
nonaccruing loans, at end of period	132%	144%	136%	144%

Allowance for loan losses as a percentage of
nonperforming loans, at end of period	132%	144%	136%	144%

Loans 90 days past due still accruing	$6,424	$7,299	$7,574	$7,354

Loans 90 days past due still accruing as a
percentage of loans, at end of period	.09%	.10%	.11%	.11%

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